UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, NorthWestern Corporation (the “Company”) announced that the Montana Public Service Commission (“MPSC”) had unanimously directed its staff to prepare a draft order denying NorthWestern’s sale to Babcock & Brown Infrastructure Limited (“BBI”). The draft order may be presented to the Commission for a vote sometime in late June 2007.

On April 25, 2006, NorthWestern and BBI announced that they had reached a definitive agreement under which BBI would acquire NorthWestern in an all-cash transaction at $37 per share. Under the agreement, the acquisition was subject to, among other conditions, shareholder and regulatory approval.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

On May 23, 2007, the Board of Directors declared a quarterly cash dividend of 31 cents per share payable on June 30, 2007 to shareholders of record on June 15, 2007.

Also on May 23, 2007, in the event the merger agreement with Babcock & Brown Infrastructure Limited has not closed, NorthWestern’s Board of Directors established August 8, 2007, as the date for the annual meeting of stockholders to be held in Sioux Falls, S.D. The record date for the annual meeting is June 29, 2007.

A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated May 22, 2007
99.2*	Press Release dated May 23, 2007

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Date: May 24, 2007

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated May 22, 2007
99.2*	Press Release dated May 23, 2007

* filed herewith